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23.1 (3)     Consent of HJ Associates & Consultants, LLP, Independent Auditor


                        HJ ASSOCIATES & CONSULTANTS, LLP
                              50 South Main Street
                                   Suite 1450
                              Salt Lake City, Utah
                                 (801) 328-4408


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To:  Intelligent Sports, Inc.

We consent to the use in this Registration Statement of Intelligent Sports, Inc. on Form SB-2 of our report, dated May 6, 2003, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ HJ Associates & Consultants, LLP
----------------------------------
HJ Associates & Consultants, LLP
Salt Lake City, Utah
June 18, 2003


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